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Exhibit 10.13

REGISTRATION RIGHTS AGREEMENT

    REGISTRATION RIGHTS AGREEMENT (this "Agreement"), dated as of September     , 2000, between Phage Therapeutics International Inc., a Florida corporation ("Phage"), and the persons and entities listed on the Schedule of Purchasers attached to this Agreement (the "Purchasers")

    1.  Introduction.

      1.1  Securities Purchase Agreement.  Phage and the Purchasers have today executed that certain Securities Purchase Agreement (the "Securities Purchase Agreement"), pursuant to which Phage has agreed, among other things, to issue up to an aggregate of One Million Five Hundred Thousand Dollars (US$1,500,000) principal amount of Subordinated Convertible Debentures of Phage (the "Debentures") to the Purchasers or its successors, assigns or transferees (collectively, the "Holders"). The Debentures are convertible into 2,142,857 initial units. Each "Initial Unit" will consist of one share (the "Debenture Conversion Shares") of Phage's common stock with a par value of $0.001 per share (the "Common Stock") and one Common Stock purchase warrant (the "Series One Warrant"). For every one and a half Series One Warrant the holder will be entitled to acquire a new unit (the "Subsequent Unit") at an exercise price of $0.70 per Subsequent Unit. Each Subsequent Unit will consist of one share of Phage's Common Stock and one additional warrant (the "Series Two Warrant"). Each Series Two Warrant will entitle the holder to acquire one additional share of Commons Stock of Phage at an exercise price of $0.70 per share. (the Series One and Two Warrants together collectively the "Warrants"). The shares of Common Stock issued under the Warrants will be referred to as the "Warrant Shares".

      In addition, pursuant to the terms of the Securities Purchase Agreement, the Purchasers have agreed to invest an additional One Million Five Hundred Thousand Dollars ($US 1,500,000) in equity into Phage within seven (7) days from the date Phage files its Form 10SB with the Securities and Exchange Commission. Phage will issue to the Purchasers 2,142,857 Initial Units which will have the same terms and conditions as set out above

      The number of Debenture Conversion Shares and Warrant Shares is subject to adjustment on the occurrence of stock splits, recapitalization and similar events occurring after the date of this Agreement.

      1.2  Definition of Securities.  The Debenture Conversion Shares and the Warrant Shares are herein referred to as the "Securities."

      1.3  Pink Sheet Representation.  Phage represents and warrants that Phage's Common Stock is currently eligible for trading on the Pink Sheets under the symbol "PTXXE" Certain capitalized terms used in this Agreement are defined in Section 3 of this Agreement; references to sections will be to sections of this Agreement.

    2.  Registration under Securities Act, Etc.

      2.1  Demand Registration.

    (a)
    Registration of Registrable Securities/Request for Registration. In case Phage shall receive from Initiating Holders a written request that Phage effect a registration under the Securities Act with respect to not less than two million (2,000,0000) shares (as adjusted for Recapitalization) of Registrable Securities, Phage will:

    (i)
    promptly give written notice of the proposed registration, qualification or compliance to all other Holders; and

    (ii)
    as soon as practicable, use its best efforts to effect such registration (including, without limitation, appropriate qualification under applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Securities Act and any other governmental requirements or regulations) as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such request as are specified in a written request received by Phage within 20 days after receipt of such written notice from Phage;

      Provided, however, that Phage shall not be obligated to take any action to effect any such registration, qualification or compliance pursuant to this Section 2.1:

      (A)
      In any particular jurisdiction in which Phage would be required to execute a general consent to service of process in effecting such registration, qualification or compliance unless Phage is already subject to service in such jurisdiction and except as may be required by the Securities Act;

      (B)
      Prior to the earlier of (i)             , or (ii) six months after the effective date of Phage's first registered public offering of its stock;

      (C)
      During the period starting with the date sixty (60) days prior to Phage's estimated date of filing of, and ending on the date six (6) months immediately following the effective date of, any registration statement pertaining to securities of Phage (other than a registration of securities in a Rule 145 transaction or with respect to an employee benefit plan), provided that Phage is actively employing in good faith all reasonable efforts to cause such registration statement to become effective;

      (D)
      After Phage has effected two such registrations pursuant to this subparagraph 8.5(a), and such registrations have been declared or ordered effective; or

      (E)
      If Phage shall furnish to such Holders a certificate signed by the President of Phage stating that in the good faith judgment of the Board of Directors of Phage it would be seriously detrimental to Phage or its shareholders for a registration statement to be filed in the near future, in which case Phage's obligation to use its best efforts to register, qualify or comply under this Section 8.5 shall be deferred for a period not to exceed 120 days from the date of receipt of the written request from the Initiating Holders.

      Subject to the foregoing clauses (A) through (E), Phage shall file a registration statement covering the Registrable Securities so requested to be registered as soon as practicable after receipt of the request or requests of the Initiating Holders. Phage will have the right to include in any such registration, any or all of the Common Shares acquired by certain investors in a private placement conducted by Phage in February 2000.

    (b)
    Underwriting. In the event that a registration pursuant to this Section 2.1 is for a registered public offering involving an underwriting, Phage shall so advise the Holders as part of the notice given pursuant to Section 2.1(a)(i). In such event, the right of any Holder to registration pursuant to this Section shall be conditioned upon such Holder's participation in the underwriting arrangements required by this Section 2.1 , and the inclusion of such Holder's Registrable Securities in the underwriting to the extent requested shall be limited as provided herein. Phage shall (together with all Holders proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with managing underwriter(s) selected for such underwriting by a majority in interest of the Initiating Holders, but subject to Phage's reasonable approval. Notwithstanding any other provision of this Section 2.1, if the managing underwriter(s) advise(s) the Initiating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, then Phage shall so advise all Holders participating and the number of shares of Registrable Securities that may be included in the registration and underwriting shall be allocated among all Holders thereof in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by such Holders at the time of filing the registration statement. No Registrable Securities excluded from the underwriting by reason of the underwriters' marketing limitation shall be included in such registration. To facilitate the allocation of shares in accordance with the above provisions, Phage or the underwriters may round the number of shares allocated to any Holder to the nearest 100 shares.If any Holder disapproves of the terms of the underwriting, such person may elect to withdraw therefrom by written notice to Phage, the managing underwriter and the Initiating Holders. The Registrable Securities so withdrawn shall also be withdrawn from registration, and such Registrable Securities shall not be transferred in a public distribution prior to 90 days after the effective date of such registration, or such other shorter period of time as the underwriters may require.

      2.2  Incidental Registration.

    (a)
    Right to Include Registrable Securities. If at any time after the date of this Agreement but before the third anniversary of the date of this Agreement, Phage proposes to register any of its securities under the Securities Act (other than by a registration in connection with an acquisition in a manner which would not permit registration of Registrable Securities for sale to the public, on Form S-8, or any successor form thereto, on Form S-4, or any successor form thereto and other than pursuant to Section 2.1), on an underwritten basis (either best-efforts or firm-commitment), then, Phage will each such time give prompt written notice to all holders of Registrable Securities of its intention to do so and of such holders' rights under this Section 2.2. On the written request of any such holder made within twenty (20) days after the receipt of any such notice (which request will specify the Registrable Securities intended to be disposed of by such holder and the intended method of disposition), Phage will, subject to the terms of this Agreement, use its commercially reasonable best efforts to effect the registration under the Securities Act of the Registrable Securities, to the extent requisite to permit the disposition (in accordance with the intended methods as aforesaid) of such Registrable Securities so to be registered, by inclusion of such Registrable Securities in the registration statement which covers the securities which Phage proposes to register, provided that if, at any time after written notice of its intention to register any securities and prior to the effective date of the registration statement filed in connection with such registration, Phage will determine for any reason either not to register or to delay registration of such securities, Phage may, at its election, give written notice of such determination to each holder and, thereon, (i) in the case of a determination not to register, will be relieved of this obligation to register any Registrable Securities in connection with such registration (but not from its obligation to pay the Registration Expenses in connection therewith), and (ii) in the case of a determination to delay registering, will be permitted to delay registering any Registrable Securities, for the same period as the delay in registering such other securities. No registration effected under this Section 2.2 will relieve Phage of its obligation to effect any registration under Section 2.1, nor will any such registration hereunder be deemed to have been effected pursuant to Section 2.1. Phage will pay all Registration Expenses in connection with each registration of Registrable Securities requested pursuant to this Section 2.2. The right provided the holders of the Registrable Securities pursuant to this Section will be exercisable at their sole discretion.

    (b)
    Priority in Incidental Registrations. If the managing underwriter of the underwritten offering contemplated by this Section 2.2 will inform Phage and holders of the Registrable Securities requesting such registration by letter of its belief that the number of securities requested to be included in such registration exceeds the number which can be sold in such offering, then Phage will include in such registration, to the extent of the number which Phage is so advised can be sold in such offering, (i) first securities proposed by Phage to be sold for its own account, and (ii) second Registrable Securities and securities of other selling security holders requested to be included in such registration pro rata on the basis of the number of shares of such securities so proposed to be sold and so requested to be included; provided, however, the holders of Registrable Securities will have priority to all shares sought to be included by officers and directors of Phage as well as holders of ten percent (10%) or more of Phage's Common Stock.

      2.3  Registration Procedures.  If and whenever Phage is required to effect the registration of any Registrable Securities under the Securities Act as provided in Section 2.1 and, as applicable, 2.2, Phage will, as expeditiously as possible:

    (a)
    prepare and file with the Commission the Registration Statement or amendments thereto, to effect such registration (including such audited financial statements as may be required by the Securities Act or the rules and regulations promulgated thereunder) and thereafter use its commercially reasonable best efforts to cause such registration statement to be declared effective by the Commission, as soon as practicable, but in any event no later than the Required Effectiveness Date (with respect to a registration pursuant to Section 2.1); provided, however, that before filing such registration statement or any amendments thereto, Phage will furnish to the counsel selected by the holders of Registrable Securities which are to be included in such registration, copies of all such documents proposed to be filed;

    (b)
    with respect to any registration statement pursuant to Section 2.1, prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such registration statement until the earlier to occur of five (5) years after the date of this Agreement (subject to the right of Phage to suspend the effectiveness for not more than 10 consecutive days or an aggregate of 30 days in such five (5) years period) or such time as all of the securities which are the subject of such registration statement cease to be Registrable Securities (such period, in each case, the "Registration Maintenance Period");

    (c)
    furnish to each seller of Registrable Securities covered by such registration statement such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus contained in such registration statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424 under the Securities Act, in conformity with the requirements of the Securities Act, and such other documents, as such seller and underwriter, if any, may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities owned by such seller;

    (d)
    use its commercially reasonable best efforts to register or qualify all Registrable Securities and other securities covered by such registration statement under such other securities laws or blue sky laws as any seller will reasonably request, to keep such registrations or qualifications in effect for so long as such registration statement remains in effect, and take any other action which may be reasonably necessary to enable such seller to consummate the disposition in such jurisdictions of the securities owned by such seller, except that Phage will not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this subdivision (d) be obligated to be so qualified or to consent to general service of process in any such jurisdiction;

    (e)
    use its commercially reasonable best efforts to cause all Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers to consummate the disposition of such Registrable Securities;

    (f)
    furnish to each seller of Registrable Securities a signed counterpart, addressed to such seller, and the underwriters, if any, of:

    (i)
    an opinion of counsel for Phage, dated the effective date of such registration statement (or, if such registration includes an underwritten public offering, an opinion dated the date of the closing under the underwriting agreement), reasonably satisfactory in form and substance to such seller including that the prospectus and any prospectus supplement forming a part of the Registration Statement does not contain an untrue statement of a material fact or omits a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and

    (ii)
    if such registration includes an underwritten public offering, a "comfort letter" dated the date of the closing and required to be delivered to the underwriter under the underwriting agreement, signed by the independent public accountants who have certified Phage's financial statements;

    (g)
    notify the Sellers' Representative and its counsel promptly and confirm such advice in writing promptly after Phage has knowledge:

    (i)
    when the Registration Statement, the prospectus or any prospectus supplement related thereto or post-effective amendment to the Registration Statement has been filed, and, with respect to the Registration Statement or any post-effective amendment thereto, when the same has become effective;

    (ii)
    of any request by the Commission for amendments or supplements to the Registration Statement or the prospectus or for additional information;

    (iii)
    of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings by any Person for that purpose; and

    (iv)
    of the receipt by Phage of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the securities or blue sky laws of any jurisdiction or the initiation or threat of any proceeding for such purpose;

    (h)
    notify each seller of Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, on discovery that, or on the happening of any event as a result of which, the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material facts required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and at the request of any such seller promptly prepare and furnish to such seller a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

    (i)
    use its commercially reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of the Registration Statement at the earliest possible moment;

    (j)
    otherwise use its commercially reasonable best efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months, but not more than eighteen months, beginning with the first full calendar month after the effective date of such registration statement, which earnings statement will satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

    (k)
    use its commercially reasonable best efforts to list all Registrable Securities covered by such registration statement on any securities exchange on which any of the Registrable Securities are then listed.

      Phage may require each seller of Registrable Securities as to which any registration is being effected to furnish Phage such information regarding such seller and the distribution of such securities as Phage may from time to time reasonably request in writing.

      Phage will not file any registration statement pursuant to Section 2.1, or amendment thereto or any prospectus or any supplement thereto (including such documents incorporated by reference and proposed to be filed after the initial filing of the Registration Statement) to which the Sellers' Representative will reasonably object, provided that Phage may file such documents in a form required by law or on the advice of its counsel.

      Phage represents and warrants to each holder of Registrable Securities that it has obtained all necessary waivers, consents and authorizations necessary to execute this Agreement and consummate the transactions contemplated hereby other than such waivers, consents and/or authorizations specifically contemplated by the Securities Purchase Agreement.

      The Purchasers agrees that, on receipt of any notice from Phage of the occurrence of any event of the kind described in subdivision (h) of this Section 2.3, the Purchasers will forthwith discontinue the Purchasers's disposition of Registrable Securities pursuant to the Registration Statement relating to such Registrable Securities until such Purchasers's receipt of the copies of the supplemented or amended prospectus contemplated by subdivision (h) of this Section 2.3 and, if so directed by Phage, will deliver to Phage (at Phage's expense) all copies, other than permanent file copies, then in the Purchasers's possession of the prospectus relating to such Registrable Securities current at the time of receipt of such notice.

      2.4  Underwritten Offerings.

    (a)
    Incidental Underwritten Offerings. If Phage at any time proposes to register any of its securities under the Securities Act as contemplated by Section 2.2 and such securities are to be distributed by or through one or more underwriters, Phage will, if requested by any holder of Registrable Securities as provided in Section 2.2 and subject to the provisions of Section 2.2(a), use its commercially reasonable best efforts to arrange for such underwriters to include all the Registrable Securities to be offered and sold by such holder among the securities to be distributed by such underwriters.

    (b)
    Holdback Agreements. Subject to such other reasonable requirements as may be imposed by the underwriter as a condition of inclusion of holder's Registrable Securities in the registration statement, each holder agrees by acquisition of Registrable Securities, if so required by the managing underwriter, not to sell, make any short sale of, loan, grant any option for the purchase of, effect any public sale or distribution of or otherwise dispose of, except as part of such underwritten registration, any equity securities of Phage, during such reasonable period of time requested by the underwriter; provided however, such period will not exceed the 150 day period commencing 30 days prior to the commencement of such underwritten offering and ending 120 days following the completion of such underwritten offering.

    (c)
    Participation in Underwritten Offerings. No holder of Registrable Securities may participate in any underwritten offering under Section 2.2 unless such holder of Registrable Securities (i) agrees to sell such Person's securities on the basis provided in any underwriting arrangements approved, subject to the terms and conditions of this Agreement, approved by Phage and (ii) completes and executes all questionnaires, indemnities, underwriting agreements and other documents (other than powers of attorney) required under the terms of such underwriting arrangements. Notwithstanding the foregoing, no underwriting agreement (or other agreement in connection with such offering) will require any holder of Registrable Securities to make any representations or warranties to or agreements with Phage or the underwriters other than representations and warranties contained in a writing furnished by such holder expressly for use in the related registration statement or representations, warranties or agreements regarding such holder, such holder's Registrable Securities and such holder's intended method of distribution and any other representation required by law.

      2.5  Preparation; Reasonable Investigation.  In connection with the preparation and filing of each registration statement under the Securities Act pursuant to this Agreement, Phage will give Sellers' Representative and counsel and accountants for Sellers' Representative, the opportunity to participate in the preparation of such registration statement, each prospectus included therein or filed with the Commission, and each amendment or supplement thereto, and will give each of them such access to its books and records and such opportunities to discuss the business of Phage with its officers and the independent public accountants who have certified its financial statements as will be necessary, in the reasonable opinion of such holders' and such underwriters' respective counsel, to conduct a reasonable investigation within the meaning of the Securities Act.

      2.6  Registration Default Fee.  If the Registration Statement contemplated in Section 2.1 is (x) not declared effective by the Required Effectiveness Date or (y) such effectiveness is not maintained for the Registration Maintenance Period, then Phage will pay to the Purchasers the Default Fee specified in Section 10.4 of the Securities Purchase Agreement.

      2.7  Indemnification.

    (a)
    Indemnification by Phage. In the event of any registration of any securities of Phage under the Securities Act, Phage will, and hereby does agree to indemnify and hold harmless the holder of any Registrable Securities covered by such registration statement, its directors and officers, each other Person who participates as an underwriter in the offering or sale of such securities and each other Person, if any, who controls such holder or any such underwriter within the meaning of the Securities Act against any losses, claims, damages or liabilities, joint or several, to which such holder or any such director or officer or underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened) arise out of or are based on any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such securities were registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and Phage will reimburse such holder and each such director, officer, underwriter and controlling person for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, liability, action or proceeding, provided that Phage will not be liable in any such case to the extent that any such loss, claim, damage, liability, (or action or proceeding) or expense arises out of or is based on an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance on and in conformity with written information furnished to Phage by such holder or underwriter stating that it is for use in the preparation such documents and, provided further that Phage will not be liable to any Person who participates as an underwriter in the offering or sale of Registrable Securities or to any other Person, if any, who controls such underwriter within the meaning of the Securities Act, in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding) or expense arises out of such Person's failure to send or give a copy of the final prospectus, as the same may be then supplemented or amended, within the time required by the Securities Act to the Person asserting the existence of an untrue statement or alleged untrue statement or omission or alleged omission at or prior to the written confirmation of the sale of Registrable Securities to such Person if such statement or omission was corrected in such final prospectus or an amendment or supplement thereto. Such indemnity will remain in full force and effect regardless of any investigation made by or on behalf of such holder or any such director, officer, underwriter or controlling person and will survive the transfer of such securities by such holder.

    (b)
    Indemnification by the Holders. Phage may require, as a condition to including any Registrable Securities in any registration statement filed pursuant to this Agreement, that Phage will have received an undertaking satisfactory to it from the prospective seller of such Registrable Securities, to indemnify and hold harmless (in the same manner and to the same extent as set forth in subdivision (a) of this Section 2.7) Phage, each director of Phage, each officer of Phage and each other Person, if any, who controls Phage within the meaning of the Securities Act, with respect to any statement or alleged statement in or omission or alleged omission from such registration statement, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, if such statement or alleged statement or omission or alleged omission was made in reliance on and in conformity with written information furnished to Phage through an instrument duly executed by such seller specifically stating that it is for use in the preparation of such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement. Any such indemnity will remain in full force and effect, regardless of any investigation made by or on behalf of Phage or any such director, officer or controlling person and will survive the transfer of such securities by such seller.

    (c)
    Notices of Claims, Etc. Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding involving a claim referred to in the preceding subdivisions of this Section 2.7, such indemnified party will, if a claim is to be made against an indemnifying party, give written notice to the latter of the commencement of such action, provided that the failure of any indemnified party to give notice as provided herein will not relieve the indemnifying party of its obligations under the preceding subdivisions of this Section 2.7, except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, unless in the opinion of the indemnified party's counsel a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, the indemnifying party will be entitled to participate in and to assume the defense, jointly with any other indemnifying party similarly notified, to the extent that the indemnifying party may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense, the indemnifying party will not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense other than reasonable costs of investigation. No indemnifying party will, without the consent of the indemnified party, consent to entry of any judgment or enter into any settlement of any such action which does not include as an unconditional term the giving by the claimant or plaintiff to such indemnified party of a release from all liability, or a covenant not to sue, in respect to such claim or litigation. No indemnified party will consent to entry of any judgment or enter into any settlement of any such action the defense of which has been assumed by an indemnifying party without the consent of such indemnifying party.

    (d)
    Other Indemnification. Indemnification similar to that specified in the preceding subdivisions of this Section 2.7 (with appropriate modifications) will be given by Phage and each seller of Registrable Securities (but only if and to the extent required pursuant to the terms of Section 2.7(b)) with respect to any required registration or other qualification of securities under any Federal or state law or regulation of any governmental authority, other than the Securities Act.

    (e)
    Indemnification Payments. The indemnification required by this Section 2.7 will be made by periodic payments of the amount during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred.

    (f)
    Contribution. If the indemnification provided for in the preceding subdivision of this Section 2.7 is unavailable to an indemnified party in respect of any expense, loss, claim, damage or liability referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, will contribute to the amount paid or payable by such indemnified party as a result of such expense, loss, claim, damage or liability (i) in such proportion as is appropriate to reflect the relative benefits received by Phage on the one hand and the holder or underwriter, as the case may be, on the other from the distribution of the Registrable Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of Phage on the one hand and of the holder or underwriter, as the case may be, on the other in connection with the statements or omissions which resulted in such expense, loss, damage or liability, as well as any other relevant equitable considerations. The relative benefits received by Phage on the one hand and the holder or underwriter, as the case may be, on the other in connection with the distribution of the Registrable Securities will be deemed to be in the same proportion as the total net proceeds received by Phage from the initial sale of the Registrable Securities by Phage to the purchasers bear to the gain, if any, realized by all selling holders participating in such offering or the underwriting discounts and commissions received by the underwriter, as the case may be. The relative fault of Phage on the one hand and of the holder or underwriter, as the case may be, on the other will be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission to state a material fact relates to information supplied by Phage, by the holder or by the underwriter and the parties' relative intent, knowledge, access to information supplied by Phage, by the holder or by the underwriter and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission, provided that the foregoing contribution agreement will not inure to the benefit of any indemnified party if indemnification would be unavailable to such indemnified party by reason of the provisions contained in the first sentence of subdivision (a) of this Section 2.7, and in no event will the obligation of any indemnifying party to contribute under this subdivision (f) exceed the amount that such indemnifying party would have been obligated to pay by way of indemnification if the indemnification provided for under subdivision (b) of this Section 2.7 had been available under the circumstances.

      Phage and the holders of Registrable Securities agree that it would not be just and equitable if contribution pursuant to this subdivision (f) were determined by pro rata allocation (even if the holders and any underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph will be deemed to include, subject to the limitations set forth in the preceding sentence and subdivision (c) of this Section 2.7, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.

      Notwithstanding the provisions of this subdivision (f), no holder of Registrable Securities or underwriter will be required to contribute any amount in excess of the amount by which (i) in the case of any such holder, the net proceeds received by such holder from the sale of Registrable Securities or (ii) in the case of an underwriter, the total price at which the Registrable Securities purchased by it and distributed to the public were offered to the public exceeds, in any such case, the amount of any damages that such holder or underwriter has otherwise been required to pay by reason of such untrue or allege untrue statement or omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

    3.  Definitions.  As used herein, unless the context otherwise requires, the following terms have the following respective meanings:

      "Agreement": As defined in Section 1.

      "Commission": The Securities and Exchange Commission or any other Federal agency at the time administering the Securities Act.

      "Common Stock": As defined in Section 1.

      "Debenture Conversion Shares": As defined in Section 1.

      "Debentures": As defined in Section 1, such term to include any securities issued in substitution of or in addition to such Debentures.

      "Exchange Act": The Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

      "Person": A corporation, association, partnership, limited liability company, trust, organization, business, individual, governmental or political subdivision or a governmental agency.

      "Registrable Securities": The Securities and any securities issued or issuable with respect to such Securities by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise. Once issued such securities will cease to be Registrable Securities when (a) a registration statement with respect to the sale of such securities will have become effective under the Securities Act and such securities will have been disposed of in accordance with such registration statement, (b) they will have been distributed to the public pursuant to Rule 144 (or any successor provision) under the Securities Act, (c) they will have been otherwise transferred, new certificates for them not bearing a legend restricting further transfer will have been delivered by Phage and subsequent disposition of them will not require registration or qualification of them under the Securities Act or any similar state law then in force, (d) they will have ceased to be outstanding, (e) on the expiration of the applicable Registration Maintenance Period or (f) any and all legends restricting transfer have been removed in accordance with the provisions of Rule 144(k) (or any successor provision) under the Securities Act.

      "Registration Expenses": All expenses incident to Phage's performance of or compliance with this Agreement, including, without limitation, all registration, filing and NASD fees, all stock exchange and OTC Bulletin Board or other NASD or stock exchange listing fees, all fees and expenses of complying with securities or blue sky laws, all word processing, duplicating and printing expenses, messenger and delivery expenses, the fees and disbursements of counsel for Phage and of its independent public accountants, including the expenses of any special audits or "cold comfort" letters required by or incident to such performance and compliance, the reasonable fees and disbursements of not more than one law firm (not to exceed $20,000) retained by the holder or holders of more than 50% of the Registrable Securities, premiums and other costs of policies of insurance of Phage against liabilities arising out of the public offering of the Registrable Securities being registered and any fees and disbursements of underwriters customarily paid by issuers or sellers of securities, but excluding underwriting discounts and commissions and transfer taxes, if any, provided that, in any case where Registration Expenses are not to be borne by Phage, such expenses will not include salaries of Company personnel or general overhead expenses of

  Phage, auditing fees, premiums or other expenses relating to liability insurance required by underwriters of Phage or other expenses for the preparation of financial statements or other data normally prepared by Phage in the ordinary course of its business or which Phage would have incurred in any event.

      "Registration Maintenance Period": As defined in Section 2.3.

      "Securities": As defined in Section 1.2.

      "Securities Act": The Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

      "Securities Purchase Agreement": As defined in Section 1.

      "Sellers' Representative": Robert Miller or such Person designated by Robert Miller as of the time of disposition of the last of the Debentures held by the Purchasers (or subsequent Sellers' Representative).

      "Warrant Shares": As defined in Section 1.

    4.  Rule 144.  Phage will timely file the reports required to be filed by it under the Securities Act and the Exchange Act (including but not limited to the reports under Sections 13 and 15(d) of the Exchange Act referred to in subparagraph (c) of Rule 144 adopted by the Commission under the Securities Act) and the rules and regulations adopted by the Commission thereunder (or, if Phage is not required to file such reports, will, on the request of any holder of Registrable Securities, make publicly available other information) and will take such further action as any holder of Registrable Securities may reasonably request, all to the extent reasonably required from time to time to enable such holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the Commission. On the request of any holder of Registrable Securities, Phage will deliver to such holder a written statement as to whether it has complied with the requirements of this Section 4.

    5.  Amendments and Waivers.  This Agreement may be amended and Phage may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if Phage will have obtained the written consent to such amendment, action or omission to act, of the holder or holders of the sum of 51% or more of the shares of (i) Registrable Securities issued at such time, plus (ii) Registrable Securities issuable on exercise or conversion of the Securities then constituting derivative securities (if such Securities were not fully exchanged or converted in full as of the date such consent if sought). Each holder of any Registrable Securities at the time or thereafter outstanding will be bound by any consent authorized by this Section 5, whether or not such Registrable Securities will have been marked to indicate such consent.

    6.  Nominees for Beneficial Owners.  In the event that any Registrable Securities are held by a nominee for the beneficial owner, the beneficial owner may, at its election, be treated as the holder of such Registrable Securities for purposes of any request or other action by any holder or holders of Registrable Securities pursuant to this Agreement or any determination of any number of percentage of shares of Registrable Securities held by an holder or holders of Registrable Securities contemplated by this Agreement. If the beneficial owner of any Registrable Securities so elects, Phage may require assurances reasonably satisfactory to it of such owner's beneficial ownership of such Registrable Securities.

    7.  Notices.  Except as otherwise provided in this Agreement, all notices, requests and other communications to any Person provided for hereunder will be in writing and will be given to such Person (a) in the case of a party hereto other than Phage, addressed to such party in the manner set forth in the Securities Purchase Agreement or at such other address as such party will have furnished to Phage in writing, or (b) in the case of any other holder of Registrable Securities, at the address that such holder will have furnished to Phage in writing, or, until any such other holder so furnishes to Phage an address, then to and at the address of the last holder of such Registrable Securities who has furnished an address to Phage, or (c) in the case of Phage, at the address set forth on the signature page hereto, to the attention of its President, or at such other address, or to the attention of such other officer, as Phage will have furnished to each holder of Registrable Securities at the time outstanding. Each such notice, request or other communication will be effective (i) if given by mail, four (4) days after such communication is deposited in the United States mails with first class postage prepaid, addressed as aforesaid or (ii) if given by any other means (including, without limitation, by fax or air courier), when delivered at the address specified above, provided that any such notice, request or communication will not be effective until received.

    8.  Assignment.  This Agreement will be binding on and inure to the benefit of and be enforceable by the parties hereto. In addition, and whether or not any express assignment will have been made, the provisions of this Agreement which are for the benefit of the parties hereto other than Phage will also be for the benefit of and enforceable by any subsequent holder of any Registrable Securities. Each of the holders of the Registrable Securities agrees, by accepting any portion of the Registrable Securities after the date of this Agreement, to the provisions of this Agreement including, without limitation, appointment of the Sellers' Representative to act on behalf of such holder pursuant to the terms of this Agreement which such actions will be made in the good faith discretion of the Sellers' Representative and be binding on all persons for all purposes.

    9.  Descriptive Headings.  The descriptive headings of the several sections and paragraphs of this Agreement are inserted for reference only and will not limit or otherwise affect the meaning of this Agreement.

    10.  Governing Law.  THIS AGREEMENT WILL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES WILL BE GOVERNED BY, THE LAWS OF THE STATE OF FLORIDA WITHOUT REFERENCE TO THE PRINCIPLES OF CONFLICTS OF LAWS.

    11.  Counterparts.  This Agreement may be executed by facsimile and may be signed simultaneously in any number of counterparts, each of which will be deemed an original, but all such counterparts will together constitute one and the same instrument.

    12.  Entire Agreement.  This Agreement embodies the entire agreement and understanding between Phage and each other party hereto relating to the subject matter of this Agreement and supercedes all prior agreements and understandings relating to such subject matter.

    13.  Severability.  If any provision of this Agreement, or the application of such provisions to any Person or circumstance, will be held invalid, the remainder of this Agreement, or the application of such provision to Persons or circumstances other than those to which it is held invalid, will not be affected thereby.

[SIGNATURE PAGE FOLLOWS]

SIGNATURE PAGE FOR RIGHTS AGREEMENT

    IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their respective officers duly authorized as of the date first above written.

PHAGE THERAPEUTICS INTERNATIONAL INC.

By:	Darren Pylot
Title:	President
Address:	Phage Therapeutics International Inc. 22116 23rd Drive SE Bothell, Washington 98201
Fax: (425) 482-9511 Tel.: (425) 482-0834

Name:	Name:

Address:	Address:

Tel:	Tel:

Fax:	Fax:

Name:	Name:

Address:	Address:

Tel:	Tel:

Fax:	Fax:

Name:	Name:

Address:	Address:

Tel:	Tel:

Fax:	Fax:

SCHEDULE I

SCHEDULE OF PURCHASERS

Name	Address/Facsimile Number	$ Amount of Subscription

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REGISTRATION RIGHTS AGREEMENT